Exhibit 99.1

NKGen Biotech Receives Notification From Nasdaq Related to Delayed Quarterly Report

SANTA ANA, Calif., August 22, 2024 -- NKGen Biotech, Inc. (Nasdaq: NKGN) (“NKGen” or the “Company”), today announced it received a standard notice (the “Notice”) on August 20, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it had not timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) on or before August 19, 2024, the extended period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended. The delay is in part due to the recent change in the Company’s independent registered public accounting firm and its valuation firm. The Notice indicated that the Company has 60 calendar days, or until October 21, 2024, to submit a plan to regain compliance and that Nasdaq can grant an exception of up to 180 calendar days from the Form 10-Q due date, or until February 18, 2025, to regain compliance. The Notice from Nasdaq has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market.

The Company is actively working with its auditors and advisors and intends to file the Form 10-Q as promptly as possible in order to regain compliance with the Rule within the 60-day period described above.

For additional information regarding the Nasdaq notifications and related terms, please see the Current Report on Form 8-K the Company filed with the SEC on August 22, 2024, which is available at sec.gov.

Forward-Looking Statements

Statements contained in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s plans and expected timing for developing SNK01, including the expected timing of completing and announcing further results from its ongoing clinical studies; and the Company’s expected timing for developing its product candidates and potential benefits of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that initial and interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; the risk that the abstract will not be published as planned including delays in timing, format, or accessibility; and NKGen’s ability to raise additional funding to complete the development of its product candidates. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website at www.sec.gov and on the Company’s website under the subheading “Investors—Financial and Filings”. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Internal Contact:

Denise Chua, MBA, CLS, MT (ASCP)

Vice President, Investor Relations and Corporate Communications

949-396-6830

dchua@nkgenbiotech.com

External Contacts:

Chris Calabrese

Managing Director

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

Kevin Gardner

Managing Director

LifeSci Advisors, LLC

kgardner@lifesciadvisors.com